UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LABOR READY, INC.
(Name of Registrant as Specified In Its Charter)

LABOR READY, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tacoma, Washington

April 11, 2005

Dear Shareholders:

It is a pleasure to invite you to your Company’s 2005 annual meeting of shareholders, to be held at Labor Ready’s corporate headquarters, 1015 A Street, Tacoma, Washington, on Wednesday, May 18, 2005, at 10:00 a.m. (Pacific Daylight Time).

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

I look forward to seeing our shareholders at the meeting. We will report on Labor Ready’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted. If you attend the meeting you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Robert J. Sullivan

Robert J. Sullivan
Chairman of the Board

LABOR READY, INC.

1015 A Street

Tacoma, Washington 98402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 18, 2005

To the Shareholders:

The annual meeting of the shareholders of Labor Ready, Inc., a Washington corporation, will be held at Labor Ready’s corporate headquarters, 1015 A Street, Tacoma, Washington on Wednesday, May 18, 2005 at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.               to elect the directors to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.               to ratify the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2005;

3.               to approve the Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan; and

4.               to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 28, 2005 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

By Order of the Board of Directors

/s/Timothy J. Adams

Timothy J. Adams
Secretary
Tacoma, Washington
April 11, 2005

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

LABOR READY, INC.

1015 A Street

Tacoma, Washington 98402

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 18, 2005

The Board of Directors of Labor Ready, Inc., a Washington corporation, is soliciting your proxy to vote your shares at the 2005 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 18, 2005, at the corporate headquarters of Labor Ready, Inc., 1015 A Street, Tacoma, Washington, and at any adjournment thereof. This proxy statement contains the required information under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

Revocation of Proxies. If you execute a proxy, you will retain the right to revoke it at any time before it is voted. You may revoke or change your proxy before it is voted by: (i) sending a written revocation to the Corporate Secretary of the Company at P.O. Box 2910, Tacoma, WA 98401; (ii) submitting a proxy with a later date; (iii) delivering a written request in person to return the executed proxy; or (iv) attending and voting at the annual meeting. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should give written notice to the Secretary of the Company at or before the annual meeting so that the number of shares represented by proxy can be recomputed.

Voting of Proxies. If you properly execute and return the enclosed proxy card, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. We urge you to specify your choices by marking the appropriate box on the enclosed proxy card; if you sign and return the proxy card without indicating your instructions, your shares will be voted FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors), FOR PROPOSAL 2 (ratification of selection of independent registered public accounting firm), and FOR PROPOSAL 3 (approval of Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan) and with respect to any other business that may come before the meeting, as recommended by the Board of Directors. In the vote on the election of the director nominees (Proposal 1), you may vote “For” all or some of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. For the proposals to ratify the selection of the Company’s independent registered accounting firm (Proposal 2) and to approve the Company’s 2005 Long-Term Equity Incentive Plan (the “Long-Term Equity Incentive Plan”) (Proposal 3), you may vote “For,” “Against” or “Abstain.”

Quorum. A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the annual meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given for that matter and for which the broker does not have discretionary voting authority for that matter (“Broker Non-Votes”) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposals regarding the election of directors and the ratification of the selection of the independent registered accounting firm. However, current New York Stock Exchange (“NYSE”) rules prohibit discretionary voting with respect to equity compensation plans, such as the Long-Term Equity Incentive Plan.

Voting Requirements to Approve Each Proposal. Nominees for election as directors who receive the greatest number of votes cast will be elected directors. There is no cumulative voting for the Company’s directors. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm, and the proposal to approve the Long-Term Equity Incentive Plan, will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter. In addition to the Washington law requirement, the current rules of the NYSE require that the proposal to approve the Long-Term Equity Incentive Plan receive the affirmative “For” vote of a majority of the votes cast on this proposal, and that over 50% of the shares entitled to vote actually cast a vote on this proposal.

Effect of Abstentions, Withheld Votes and Broker Non-Votes. Abstentions, withheld votes and Broker Non-Votes will have no practical effect in the election of directors, in the ratification of appointment of PricewaterhouseCoopers LLP, or in the approval of the Long-Term Equity Incentive Plan (except as noted below) because abstentions, withheld votes and Broker Non-Votes do not represent votes cast “For” or “Against” the respective proposal. However, Broker Non-Votes do have an effect on the proposal to approve the Long-Term Equity Incentive Plan to the extent that Broker Non-Votes prevent us from satisfying the NYSE requirement that over 50% of the shares entitled to vote on the proposal must actually be cast on the proposal.

Record Date. Shareholders of record at the close of business on March 28, 2005 are entitled to vote at the annual meeting. On March 28, 2005, the Company had 42,737,349 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Discretionary Authority. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

Solicitation of Proxies. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $5,500.

Mailing and Forwarding of Proxy Materials. On or about April 11, 2005, we mailed this proxy statement and the enclosed proxy card to shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Executive Offices. The principal executive office of the Company is located at 1015 A Street, Tacoma, WA 98402. The mailing address of the principal executive office is P.O. Box 2910, Tacoma, WA 98401. The telephone number for the Company is (253) 383-9101.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign or are removed or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of seven directors. The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote for each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees are as follows:

Robert J. Sullivan, 74, has served as Chairman of the Board of the Company since July 2000 and as a director since November 1994. Mr. Sullivan’s career included 12 years at American Express Company and related companies, where he served as a financial officer and division general manager. He served three years as chief financial officer of Cablevision, Inc., and was general manager of the Long Island cable television system. He also spent 10 years as a financial consultant to small businesses, including Labor Ready from 1993 to 1994.

Joseph P. Sambataro, Jr., 54, has served as Chief Executive Officer and President of the Company since September 2001 and as a director since January 2000. Mr. Sambataro joined the Company in August 1997 and served as Chief Financial Officer, Treasurer and Assistant Secretary until January 2001 and as Executive Vice President until March 2001. Prior to joining the Company, he served as the Managing Partner of the Seattle office of BDO Seidman, LLP, an accounting and consulting firm, from 1990 to 1997. From 1985 to 1990, Mr. Sambataro was co-founder and CEO of an onsite toxic waste bioremediation company and co-founder and VP Finance of a natural products biotechnology company. From 1972 to 1985, Mr. Sambataro was with KPMG Peat Marwick and partner in charge of audit in the Seattle office from 1983 to 1985.

Thomas E. McChesney, 58, has served as a director of the Company since July 1995. Since 2004, Mr. McChesney has been president of Shoes 4 Work, a provider of slip-resistant shoes to the hospitality industry. From 1998 to 2004, he was Director of Investment Banking with Blackwell Donaldson and Company. He is also a director of Nations Express, Inc. and Stonestreet One, Inc.

Carl W. Schafer, 69, has served as a director of the Company since September 1999. Mr. Schafer is currently President of The Atlantic Foundation, a charitable foundation. Mr. Schafer has also been Financial Vice President and Treasurer of Princeton University, Chairman of the Investment Advisory Committee for the Howard Hughes Medical Institute, and principal of Rockefeller & Co., Inc. He serves on various boards including Frontier Oil Corporation, which is traded on the New York Stock Exchange, and the UBS, Guardian, Harding Loevner and European Investors groups of mutual funds.

Gates McKibbin, 58, has served as a director of the Company since March 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996 she was Vice President of Change Management for Bank of America, and has held numerous other executive positions.

William W. Steele, 68, has served as a director of the Company since August 2001. Mr. Steele is currently a director and Chairman of the Executive Committee of ABM Industries, a large facilities services contractor traded on the New York Stock Exchange. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Keith Grinstein, 44, was newly appointed as a director of the Company in November 2004. Mr. Grinstein has been a member of the board of directors of Coinstar since August 2001 and has served as its chairman since June 2002. He has held a number of senior executive positions at Nextel International, Inc., a telecommunications company, serving as its president from January 1996 to March 1999, its chief executive officer from January 1996 to August 1999 and a member of its board of directors from 1996 until 2002. Mr. Grinstein’s other past experience includes positions at AT&T Wireless Services, Inc. (formerly McCaw Communications). He is currently a partner of Second Avenue Partners, a venture capital fund, and a director of Nextera Enterprises Inc. and F5 Networks Inc.

PROPOSAL 2.             RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 30, 2005. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2004 and 2003 are described under “Fees Paid to Independent Registered Public Accounting Firm for Fiscal 2004 and 2003” below. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to make a statement if they desire to do so and respond to appropriate questions by shareholders. The ratification of the Board’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2005 will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification. Proxies will be voted “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for fiscal 2005 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interests of the Company.

Fees Paid to Independent Registered Public Accounting Firm for Fiscal 2004 and 2003

PricewaterhouseCoopers LLP provided audit and other services in the following categories and was paid the following amounts:

	2004	2003
Audit fees: (1)	$768,243	$321,152
Audit-related fees: (2)	—	$17,170
Tax fees: (3)	$51,016	$16,625
All other fees: (4)	$179,108	$3,165

(1)                                  Audit fees for fiscal 2004 and 2003 were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K including, in 2004, review of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q; and other Securities and Exchange Commission filings including consents, comfort letters and other assistance required to complete the year end audit of the consolidated financial statements.

(2)                                  Audit-related fees for fiscal 2003 were for services for research on audit-related issues.

(3)                                  Tax fees include consultation on tax compliance, tax advice and tax planning.

(4)                                  All other fees for fiscal 2004 and 2003 includes subscriptions and due diligence in connection with mergers and acquisitions.

The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 3.             APPROVAL OF LABOR READY, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN

General Information

On February 16, 2005, the Board of Directors (“Board”) of Labor Ready, Inc. (the “Company”) adopted, subject to shareholder approval, the Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”). The purposes of the 2005 Plan are:

•                  to attract and retain the most talented employees, officers, directors, and consultants available, and

•                  to promote the growth and success of our business by aligning the long-term interests of employees, officers, directors, and consultants with those of our shareholders by providing an opportunity to acquire an interest in our business, and by providing rewards for exceptional performance and long-term incentives for future contributions to our success.

We currently award stock options and other stock awards to employees, officers and directors through the Labor Ready, Inc. 2000 Stock Option Plan and the Labor Ready, Inc. 1996 Stock Option and Incentive Plan (collectively referred to as the “Current Plans”). As of April 11, 2005 the Company had an aggregate of approximately 855,000 shares remaining for future awards under the Current Plans. No further awards will be made pursuant to the Current Plans upon shareholder approval of the 2005 Plan, and the remaining shares available for future awards will be issued in connection with awards made pursuant to the 2005 Plan.

The 2005 Plan permits the grant of the following awards:

•                  nonqualified stock options

•                  incentive stock options

•                  restricted stock

•                  restricted stock units

•                  stock appreciation rights (“SARs”)

The flexibility of the 2005 Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value.

The following is a summary of the material terms of the 2005 Plan and is qualified in its entirety by reference to the 2005 Plan. A copy of the 2005 Plan is attached to this proxy statement as Appendix A.

Summary of the 2005 Plan

Administration

The Compensation Committee (the “Committee”) will administer the 2005 Plan. The Committee will have authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Plan. In addition the Committee has the authority to interpret the 2005 Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to the one or more subcommittees consisting of members of the Committee or our independent directors.

Eligible Participants

Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company is eligible to be selected to receive awards under the 2005 Plan. As of the date of this proxy statement approximately 2,900 employees, officers and directors were eligible as a class to be selected to receive awards under the 2005 Plan.

Shares Available for Awards

The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued as awards under the 2005 Plan will be 5.5 million shares, which includes approximately 855,000 shares of Common Stock currently available for issuance under the Current Plans and approximately 4,645,000 additional shares of Common Stock. The aggregate number of shares of Common Stock which may be granted to any one participant in any one year under the 2005 Plan is 1 million. The maximum aggregate number of shares of Common Stock which may be granted as incentive stock options is 4 million. The Committee may adjust the aggregate number of shares reserved for issuance under the Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Plan.

If any shares of Common Stock related to an award granted under the Current Plans or the 2005 Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2005 Plan. The aggregate number of shares of Common Stock that may be issued under the 2005 Plan will be reduced by (i) 1.5 shares for each share delivered in settlement of any award of restricted stock, restricted stock unit or stock appreciation right (“SAR”) and (ii) one share for each share delivered in settlement of an option.

Stock Options

The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price (which may not be less than the fair market value of the underlying shares on the date of grant) during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in shares of our Common Stock.

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of Common Stock subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

The awards of restricted stock and restricted stock units that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee as permitted under the 2005 Plan.

Stock Appreciation Rights

Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a payment (in cash, Common Stock or both) equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive (in cash, Common Stock or both) the excess of the fair market value (on the exercise date) over the exercise price for such shares.

Termination of Employment

Unless otherwise provided in the applicable award agreement or any severance agreement, vested options granted under the 2005 Plan will expire, terminate, or otherwise be forfeited as follows:

•                  ninety (90) days after the date of termination of a participant’s employment, other than in the circumstances described below;

•                  immediately upon termination of a participant for cause (as may be defined in a subplan or award agreement);

•                  twelve (12) months after the date on which a participant suffers Disability (as defined in the 2005 Plan); and

•                  twelve (12) months after the death of a participant if such participant’s employment had not previously been terminated.

Duration, Termination and Amendment

The 2005 Plan will terminate on the tenth anniversary of the date the Company’s shareholders approve the plan, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2005 Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board and the Committee may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Internal Revenue Code, the rules of NYSE, or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the 2005 Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the 2005 Plan or any award agreement.

Prohibition on Repricing Awards

Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

Transferability of Awards

Unless otherwise provided by the Committee, awards under the 2005 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2005 Plan to the Company and the Company’s employees, officers, directors, and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2005 Plan.

Under new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), enacted as part of the American Jobs Creation Act of 2004, recipients of certain equity compensation awards (including certain types of stock appreciation rights and restricted stock units) may be subject to a burdensome taxation regime. If Section 409A were to apply to awards under the 2005 Plan, the affected participants may be required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the discussion below and to pay substantial penalties. The 2005 Plan allows for the issuance of certain of these types of awards for purposes of giving the Company maximum flexibility. However, the Company does not intend to issue any awards that would be subject to Section 409A until the new rules have been revised or clarified. Furthermore, the Board and the Committee generally have the authority to amend the 2005 Plan as they deem necessary to comply with applicable laws, including Section 409A. Therefore, the following discussion does not specifically address the potential impact of Section 409A on the various awards.

Options

Options granted under the 2005 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a nonqualified stock option.

Incentive Stock Options

If an option granted under the 2005 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be entitled to a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date the option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of the stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified Stock Options

Nonqualified stock options granted under the 2005 Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock and Restricted Stock Units

Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock.

In the case of restricted stock units, the holder will recognize ordinary compensation income at the time the stock is received equal to the excess of value of the stock on the date of receipt over any amount paid by the holder in exchange for stock. If the holder of a restricted stock unit receives the cash equivalent of the stock issuable under the restricted stock unit in lieu of actually receiving the stock, the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. In the case of both restricted stock and restricted stock units, the income recognized by the holder will generally be subject to U.S. income tax withholding and employment taxes.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock or a restricted stock unit, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

As discussed above, the Company may grant either stand-alone SARs or tandem SARs under the 2005 Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.

With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to stand-alone SARs. If the holder elects to exercise the underlying the option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

The income recognized by the holder of a stand-alone SAR or tandem SAR will generally be subject to U.S. income tax withholding and employment taxes.

In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs or tandem SARs. However, upon the exercise of either a stand-alone SAR or a tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

GOVERNANCE OF THE COMPANY

Meetings and Committees of the Board

Board of Directors.  The Board of Directors consists of a majority of “independent directors” as such term is defined in the New York Stock Exchange (“NYSE”) corporate governance standards. The Board of Directors has determined that Messrs. McChesney, Schafer, Sullivan, Steele* and Grinstein and Ms. McKibbin do not have a material relationship with the Company and are independent within the meaning of the Company’s director independence standards. These standards reflect exactly the NYSE director independence standards, as currently in effect. The Board of Directors met nine times during fiscal year 2004. The non-management directors regularly meet in executive session, at which the Chairman of the Board presides. Each director is expected to attend the Company’s Annual Meeting of Shareholders. Last year all then current directors attended the Company’s 2004 Annual Meeting of Shareholders.

Compensation Committee.  The Board of Directors has appointed the Compensation Committee to review and recommend executive compensation and to serve as the administrative committee for the Company’s stock option and stock purchase plans. The Compensation Committee, which currently consists of Mr. McChesney, who chairs the committee, Ms. McKibbin and Mr. Steele, met six times during fiscal year 2004. The Board of Directors has adopted a charter governing the duties and responsibilities of the Compensation Committee. A copy of the Compensation Committee charter is available on the Company’s website at www.laborready.com. The report of the Compensation Committee is included in this proxy statement on page 19.

*                 Mr. Steele is a director and former executive of ABM Industries, a customer of ours. Our Board has determined that this relationship is not material because annual revenues from ABM are less than 2% of ABM’s consolidated annual gross revenues.

Audit Committee.  The Board of Directors has appointed the Audit Committee to consider the adequacy of our internal controls and the integrity of our financial reporting. The Audit Committee is also responsible for appointing, approving the fee arrangements of, and monitoring the independence, qualifications and performance of, the Company’s independent registered public accounting firm. The Audit Committee, which currently consists of Mr. Schafer, who chairs the committee, and Messrs. Sullivan and Grinstein, met eight times during fiscal year 2004. The Board of Directors has affirmatively determined that: (a) each member of the Audit Committee is “independent” within the meanings of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the corporate governance rules of the New York Stock Exchange; (b) no member of the committee has a material relationship with the Company; (c) each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange; and (d) each member of the committee is an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K. The board has also determined that Mr. Grinstein’s service on more than three public company audit committees does not impair his ability to serve on our Audit Committee.

The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter is available on the Company’s website at www.laborready.com. The report of the Audit Committee is included in this proxy statement on page 21.

Corporate Governance and Nominating Committee.  The Board of Directors has appointed the Corporate Governance and Nominating Committee, which is responsible for (i) nominating directors consistent with criteria approved by the Board, (ii) establishing guidelines on the composition and function of Board committees, (iii) developing and recommending to the Board of Directors corporate governance principles applicable to the Company and (iv) overseeing the evaluation of the Board and management. The Corporate Governance and Nominating Committee, which currently consists of Mr. Steele, who chairs the committee, Messrs. Schafer, Sullivan, McChesney and Grinstein and Ms. McKibbin, met four times during 2004. Each of the members of the Corporate Governance and Nominating Committee is independent within the meaning of the NYSE corporate governance rules. The Board of Directors has adopted a charter governing the duties and responsibilities of the Corporate Governance and Nominating Committee. A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.laborready.com.

Executive Committee.  The Board of Directors has appointed an Executive Committee, to which is delegated the authority to act on behalf of the Board of Directors as necessary when the Board is not in session and it would be impractical to call a meeting of the Board. The Executive Committee, which currently consists of Mr. Sullivan, who chairs the committee, and Messrs. McChesney, Steele, Grinstein and Sambataro, met twelve times during fiscal year 2004.

Consideration of Director Nominees.  The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Candidates recommended by shareholders are evaluated on the same basis as are candidates recommended by the Corporate Governance and Nominating Committee. Any shareholder wishing to nominate a candidate should provide the following information in a letter addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Company’s General Counsel no later than 120 days prior to the corresponding date on which the Company’s annual proxy statement was mailed in connection with the most recent annual meeting: (i) the name and address of the shareholder recommending the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of Labor Ready, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the shareholder and the recommended nominee, (iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D (i.e., plans involving acquisitions of Labor Ready’s securities and/or plans involving a potential merger or change of control transaction) and any proposals that the nominee proposes to bring to the Board of Directors if so elected, (v) any other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934 and (vi) the consent of the recommended nominee to serve as a director of Labor Ready if so elected. Additional information may be requested to assist the Corporate Governance and Nominating Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the notice must meet all other requirements contained in Labor Ready’s Bylaws, if any.

Board Membership Criteria.  Our Corporate Governance Guidelines adopted by our Board of Directors, a copy of which is available at the Company’s website at www.laborready.com and available without charge to shareholders upon request to Investor Relations, Labor Ready, Inc., P.O. Box 2910, Tacoma, WA 98401, include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members taking into account the overall operating efficiency of the Board and its committees.

In June 2004, the Corporate Governance and Nominating Committee renewed its focus on actively developing a list of qualified Board candidates. A preliminary list of eight candidates was developed. Following an interview and vetting process by the Committee, three candidates were presented to the Board for consideration. The culmination of this process was that Mr. Keith Grinstein was appointed to the Board in November 2004, bringing the total number of directors to seven.

Committee Membership.  The Board appoints committee chairs and members on an annual basis with consideration given to the qualifications and preferences of individual directors. In its deliberations, the Corporate Governance and Nominating Committee is aware that (i) each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, (ii) each member of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee must be independent within the meaning of the NYSE corporate governance rules, (iii) each member of the Audit Committee must meet the independence standards set forth in Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and (iv) at least one member of the Audit Committee must be a person who satisfies the definition of an “audit committee financial expert” as set out in Item 401 of Regulation S-K.

Process for Identifying and Evaluating Nominees.  The Corporate Governance and Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Corporate Governance and Nominating Committee considers various potential candidates for director which may come to the Corporate Governance and Nominating Committee’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any time during the year.

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees.” Included in this discussion is a description of the deadlines and procedures for shareholder submissions of director nominees. Following verification of the shareholder status of persons proposing candidates, the Corporate Governance and Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board, before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials will be forwarded to the Corporate Governance and Nominating Committee as part of its review. If the Corporate Governance and Nominating Committee determines that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominating Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Corporate Governance and Nominating Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominating Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Corporate Governance and Nominating Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Corporate Governance and Nominating Committee.

Shareholder Communications.  Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to:

Board of Directors

c/o General Counsel

P.O. Box 2910

Tacoma, WA 98401

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The General Counsel will make copies of all such letters and circulate them to the appropriate director or directors. If the Company develops any other procedures, they will be posted on the Company’s corporate website. Procedures addressing the reporting of other concerns by shareholders, employees or other third parties are set forth in our Code of Business Conduct and Ethics (described below).

Code of Business Conduct and Ethics.  Our Code of Business Conduct and Ethics is applicable to all directors and employees of the Company, including our principal executive officer, principal financial officer and the principle accounting officer. Our Code of Business Conduct and Ethics is posted on our corporate website at www.laborready.com. Shareholders may also request a free printed copy of the Code of Business Conduct and Ethics from:

Labor Ready, Inc.

c/o Investor Relations

P.O. Box 2910

Tacoma, WA 98401

The Company intends to disclose any amendments to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Business Conduct and Ethics for directors or executive officers, on our corporate website at www.laborready.com. Information on the Company’s website, however, does not form a part of this proxy statement.

New York Stock Exchange Certification.  The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to Labor Ready’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on September 10, 2004. In addition the Company’s CEO and CFO certification required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 31, 2004 for (i) each person known to the Company to own beneficially 5% or more of our common stock as of December 31, 2004, (ii) each director of the Company, (iii) each individual required to be identified as a named executive officer of the Company pursuant to Item 402 of Regulation S-K, and (iv) all officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of December 31, 2004, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner**	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
Joseph P. Sambataro, Jr (2)	Common Stock	236,496	*
Steven C. Cooper (3)	Common Stock	286,397	*
Gary W. North (4)	Common Stock	61,915	*
John P. Hopkins (5)	Common Stock	57,866	*
Timothy J. Adams (6)	Common Stock	141,890	*
Robert J. Sullivan (7)	Common Stock	28,201	*
Thomas E. McChesney (8)	Common Stock	71,521	*
Gates McKibbin (9)	Common Stock	18,447	*
Carl W. Schafer (10)	Common Stock	11,500	*
William W. Steele (11)	Common Stock	19,500	*
Keith Grinstein (12)	Common Stock	2,000	*
FMR Corp. (13)	Common Stock	3,378,560	7.98%
Edward C. Johnson 3d
Abigail P. Johnson
Barclays Global Investors, NA. (14)	Common Stock	2,248,854	5.31%
All officers and directors as a group (11 individuals)	Common Stock	935,733	2.20%

*                 Less than 1%

**          The address of the named executive officers and directors is c/o Labor Ready, Inc., 1015 A Street, Tacoma, WA 98402.

(1)          Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, and includes: (a) shares held outright; (b) share units accrued under the Company’s 401(k) plan; and (c) shares issuable upon exercise of options, warrants and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after December 31, 2004.

(2)          Includes 64,917 shares held outright, 10,166 share units accrued under the 401(k) plan and options for 161,413 shares.

(3)          Includes 19,914 shares held outright, 6,983 share units accrued under the 401(k) plan and options for 259,500 shares.

(4)          Includes 10,276 shares held outright, 889 share units accrued under the 401(k) plan and options for 50,750 shares.

(5)          Includes 5,626 shares held outright, 1,900 share units accrued under the 401(k) plan and options for 50,340 shares.

(6)          Includes 43,028 shares held outright and options for 98,862 shares.

(7)          Includes 8,224 shares held outright and options for 19,977 shares.

(8)          Includes 46,544 shares held outright and options for 24,977 shares.

(9)          Includes 3,447 shares held outright and options for 15,000 shares.

(10)    Includes options for 11,500 shares.

(11)    Includes 4,000 shares held outright and options for 15,500 shares.

(12)    Includes options for 2,000 shares.

(13)    This information is based on a Schedule 13G dated February 14, 2005. FMR Corp. has sole voting power with respect to 738,300 shares and sole dispositive power with respect to 3,378,560 shares. The Schedule 13G indicates that (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,640,260 shares in its capacity as investment advisor to various registered investment companies; (ii) Fidelity Small Cap Stock Fund, one of the registered investment companies advised by Fidelity Management & Research Company, is the beneficial owner of 2,340,160 shares; and (iii) Fidelity Management Trust Company, a bank that is a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 738,300 shares. Mr. Johnson and Ms. Johnson may be deemed to be members of a controlling group with respect to FMR Corp. Mr. Johnson owns 12.0% of the aggregate outstanding voting stock of FMR Corp. and has sole voting power with respect to 738,300 shares and sole dispositive power with respect to 2,640,260 shares. Ms. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The business address of FMR Corp., Mr. Johnson and Ms. Johnson is 82 Devonshire Street, Boston, MA 02109.

(14)    This information is based on a Schedule 13G dated February 14, 2005 filed on behalf of Barclays Global Investors, NA. and its affiliated group members. Barclays Global Investors, NA. has sole voting power over 1,006,462 shares and sole dispositive power over 1,257,499 shares, Barclays Global Fund Advisors has sole voting and dispositive power over 952,855 shares, and Palomino Limited has sole voting and dispositive power over 38,500 shares. The business address of Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105.

EXECUTIVE OFFICERS

The names, ages and positions of the non-director executive officers of the Company are listed below along with their business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

Steven C. Cooper, 42, has served as Chief Financial Officer and Executive Vice President since January 2001. Prior to that time, Mr. Cooper served as our Vice President of Finance and Corporate Controller after joining the Company in April 1999. Prior to joining Labor Ready, Mr. Cooper held various senior management positions with Arthur Andersen, Albertsons and Deloitte & Touche LLP.

Gary W. North, 46, has served as a Regional Vice President for Operations since November 1999, after joining the Company as an Area Director of Operations in August of 1999. From 1996 to 1999, Mr. North was the Chief Operating Officer for SkillMaster Staffing Services. From 1993 to 1996, Mr. North served as an Area Manager for Personnel Management, Inc. Previous to that, he served as President of Metropolitan Media, a diverse media holding company.

Yolanda D. Hubbard, 43, has served as Vice President of National Accounts and Marketing since June, 2004. Prior to joining Labor Ready, Ms. Hubbard was Vice President of Specialty Lines with Adecco. From 1997 to 2004, Ms. Hubbard served as Regional Vice President for Tradesource Staffing. Prior to that she was an Area Manager for Randstad North America.

Timothy J. Adams, 44, has served as Vice President, General Counsel and Secretary since June 2001. Mr. Adams joined the Company as Director of Legal Services in October 1999. From 1996 to 1999 he was General Counsel for Saxton Incorporated, a publicly-traded real estate development company in Las Vegas, Nevada. Prior to that, he spent nine years in private practice in Nevada.

Derrek L. Gafford, 34, has been the Company’s Vice President of Finance and Accounting since September 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertsons from 1995 to 2001. Previous to that, he worked for Deloitte & Touche LLP.

Billie R. Otto, 38, has served as Vice President and Chief Information Officer since September 2004. Ms. Otto has been with Labor Ready since 1998, serving most recently as Vice President and Corporate Controller. Prior to joining Labor Ready, Ms. Otto worked in public accounting with the firm now known as RSM McGladrey (formerly Knight, Vale and Gregory) from 1990 to 1998.

Robert P. Breen, 40, has served as Vice President of Strategic Planning and Financial Analysis since December 2003. Prior to that time, Mr. Breen served as Director of Financial Planning and Analysis and held other positions within the finance area since joining the Company in August 1997. Prior to that, Mr. Breen was a Senior Manager with BDO Seidman, an accounting and consulting firm.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned in each of the last three years by each of our named executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)(1)	Matching 401(k) Contributions ($)
Joseph P. Sambataro, Jr.	2004	500,000	250,000	10,499	375,000	76,895	3,250
Director, Chief Executive	2003	500,000	250,000	12,375	—	—	3,000
Officer and President	2002	500,000	50,000	13,500	—	120,000	2,750

Steven C. Cooper	2004	280,000	140,000	—	168,000	34,449	3,250
Executive Vice President	2003	280,000	135,000	—	—	—	3,000
and Chief Financial Officer	2002	265,000	25,000	—	—	45,000	2,750

Timothy J. Adams	2004	220,000	66,000	—	110,000	22,556	—
Vice President,	2003	220,000	83,000	—	—	—	—
General Counsel and Secretary	2002	220,000	25,000	—	—	42,500	—

John P. Hopkins	2004	225,000	84,000	4,200	135,000	27,682	3,250
Regional Vice President	2003	225,000	77,000	4,200	—	—	3,000
	2002	200,000	15,000	4,200	—	15,000	2,750

Gary W. North	2004	225,000	84,000	66,723	135,000	27,682	3,250
Regional Vice President	2003	225,000	77,000	4,200	—	—	3,000
	2002	200,000	15,000	4,200	—	15,000	2,750

(1)          This column shows the market value of restricted stock awards on date of grant. The aggregate holdings and market value of restricted stock as of December 31, 2004 for the individuals listed in this table are: Mr. Sambataro, 31,250 shares with a value of $528,750; Mr. Cooper, 14,000 shares with a value of $236,880; Mr. Adams, 9,167 shares with a value of $155,106; Mr. Hopkins, 11,250 shares with a value of $190,350; and Mr. North, 11,250 shares with a value of $190,350. All shares vest March 17, 2007.

Option Grants During 2004 Fiscal Year

The following table provides information related to options granted to the named executive officers during 2004.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARS Granted (2)	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (3)	Expiration Date	5	10%
Joseph P. Sambataro, Jr.	76,895	15.72%	$12.00	03/17/2009	$255,399	$565,570
Director, Chief Executive
Officer and President

Steven C. Cooper	34,449	7.04%	$12.00	03/17/2009	$114,419	$253,376
Executive Vice President
and Chief Financial Officer

John P. Hopkins	27,682	5.66%	$12.00	03/17/2009	$91,943	$203,604
Regional Vice President

Gary W. North	27,682	5.66%	$12.00	03/17/2009	$91,943	$203,604
Regional Vice President

Timothy J. Adams	22,556	4.61%	$12.00	03/17/2009	$74,917	$165,902
Vice President,
General Counsel and Secretary

(1)          The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s common stock over the term of the options. These numbers do not take into account certain provisions of the option grants providing for cancellation of the options following termination of employment.

(2)   Options to acquire shares of common stock. These options vest March 17, 2007. The option exercise price may be paid in shares of common stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the forgoing, as determined by the Compensation Committee in its discretion.

(3)   The exercise or base price was the same as the market price of the underlying security at the date of grant.

Option Exercises During 2004 and Year End Option Values

The following table provides information related to options exercised by the named executive officers during 2004 and the number and value of options held at year end. The Company does not have any outstanding SARs.

AGGREGATE OPTION/SAR EXERCISES IN 2004 AND YEAR END OPTION/SAR VALUE

			Number of Securities Underlying Unexercised Options/SARS at December 31, 2004		Value of Unexercised In-the-Money Options/SARS at December 31, 2004 (1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Sambataro, Jr.	247,587	$2,580,821	133,413	139,895	$1,771,847	$1,086,583
Director, Chief Executive Officer and President

Steven C. Cooper	4,142	$29,831	189,000	122,449	$2,493,340	$1,306,099
Executive Vice President and Chief Financial Officer

John P. Hopkins	25,900	$40,799	49,310	53,462	$570,931	$433,564
Regional Vice President

Gary W. North	45,000	$236,503	47,750	51,432	$565,715	$413,890
Regional Vice President

Timothy J. Adams	120,625	$805,699	92,702	107,466	$1,205,129	$1,179,832
Vice President, General Counsel and Secretary

(1)                                  The closing price for the Company’s common stock as reported by the New York Stock Exchange on December 31, 2004 was $16.92.

Equity Compensation Plans

We maintain several plans pursuant to which incentive and non-qualified stock options and restricted stock have been granted in the past and may be granted in the future. Participation in these plans is generally limited to our full-time employees and our directors. The option exercise price of all options granted under our plans has been 100% of the fair market value on the date of grant. The majority of these options vest evenly over a four-year period from the date of grant and expire if not exercised within five years after the date of grant. We also have an employee stock purchase plan (ESPP) under which employees may purchase our shares at a discount to their market value, as more fully described below.

The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, SARs or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information (in thousands, except exercise price):

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans not approved by security holders (1)	2,449	$7.24	485

Equity compensation plans approved by security holders (2)	695	$7.74	784
	3,145	$7.35	1,269
Employee stock purchase plans approved by security holders (3)	—	—	672
	3,145	$7.35	1,941

(1)                                  Equity compensation plans not approved by security holders include the following:

Labor Ready, Inc. 2000 Stock Option Plan. This is a broadly based plan, which provides for the issuance of non-qualified stock options to directors, officers and employees of the Company. The Board or a committee of the Board administers the plan. The exercise price for options issued under the plan must not be less than 100% of the fair marketvalue of the Company’s common stock on the grant date. As of the end of 2004, there were 365 shares available forfuture issuance under this plan.

Labor Ready, Inc. 2002 U.K. Stock Option Plan. This is a “sub-plan” of the 2000 Stock Option Plan discussed above, which provides for the issuance of non-qualified stock options to officers and employees of the Company’s UK subsidiary. The plan is administered by the Board or a committee of the Board. The exercise price for options issued under the plan must not be less than 100% of the fair market value of the Company’s common stock on the grant date. The plan limits the amount of options that may be granted to any grantee under the plan, by providing that the aggregate fair market value of common stock underlying all such options held by a grantee (measured as of the grant dates) cannot exceed £30,000. As of the end of 2004, there were 120 shares available for future issuance under this plan.

(2)                                  Equity compensation plans approved by security holders include the following:

1996 Labor Ready Employee Stock Option and Incentive Plan. This plan applies to directors, officers and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock based awards. The Board or a committee of the Board administers this plan. As of the end of 2004, there were 784 shares available for future issuance under this plan.

(3)                                  Employee stock purchase plans approved by security holders include the following:

1996 Labor Ready Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of the end of 2004, there were 672 shares available for future issuance under this plan.

Compensation of Directors

Annual Retainers. The Chairman of the Board of Directors, if not an employee of the Company, receives an annual retainer of $60,000. The Audit Committee chair receives an annual retainer of $40,000. All other non-employee directors receive an annual retainer of $30,000.

Meeting Fees. The following table provides information related to the meeting fees for attendance during each regular or special Board of Directors or committee meeting.

Meeting	In Person	Telephonic
Board of Directors	$1,000	$500
Audit Committee Chairman	$1,500	$375
Audit Committee	$1,125	$375
Compensation Committee Chairman	$1,000	$250
Compensation Committee	$750	$250
Executive Committee	$750	$250
Corporate Governance Chair	$1,000	$250
Corporate Governance Committee	$750	$250

Option Grants. Each non-employee director receives an annual grant of nonqualified options on the first business day of each January, exercisable at the fair market value of the Company’s common stock. Under the current terms of this annual grant, the Chairman of the Board of Directors receives options for 10,000 shares, each committee chair receives options for 7,500 shares, and all other outside directors receive options for 5,000 shares. In addition, the Board of Directors may grant nonqualified options to a non-employee director upon his or her initial election or appointment to the Board of Directors.

Compensation Committee Report on Executive Compensation*

The Company’s executive compensation is determined by a Compensation comprised of three independent members of the Board of Directors. Members of the Compensation Committee currently include Mr. McChesney, who chairs the committee, and Ms. McKibbin and Mr. Steele.

Executive Compensation Policies for 2004 and 2005

The Company’s executive compensation policies are designed and implemented to attract, motivate and retain senior executives. In December 2003 the Compensation Committee engaged an outside compensation consultant from a national firm to advise them on restructuring the Company’s short-term and long-term incentive plans for senior executives. The consultant did extensive research and analysis and met with the Committee numerous times over a period of months. The Committee has continued to work with the consultant in revising and implementing the Company’s executive compensation. Based on the Board’s feedback and further research, the Committee prepared final recommendations for executive base compensation and short-term and long-term executive incentive plans that were approved by all of the independent members of the Board of Directors in March 2004 and were further modified in December 2004.

The Company’s compensation philosophy primarily rewards Company performance but also involves an independent evaluation of individual performance. As described below, the short-term incentive plan and the stock option portion of the long-term incentive plan are directly linked to Company performance. The combination of base salaries and the short-term and long-term incentive plans are intended to provide an opportunity for executives to earn competitive compensation which is closely linked to overall Company performance. As described below, the three components are designed to provide executive compensation that is competitive and is expected to generally place the executives at or near the mid-point for total compensation paid to executives by similar companies in related industries. However, the Committee exercises objective judgments in establishing the base compensation, targets and equity awards described below.

*                                         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

The Committee has adopted the practice of regularly reviewing a summary of all direct and indirect compensation paid to the executive officers and has concluded that the total compensation is reasonable and not excessive.

Base Compensation

In setting base salaries the Committee reviewed information compiled from three different compensation surveys selected by its independent consultant involving companies in related industries with similar annual revenues. After review of the information provided by the independent consultant retained by the Committee, discussion with the CEO with respect to the other executive officers and the application of the collective subjective judgments of the Committee relating to the executives’ prior performance and experience, base salaries were set at levels generally at or near the mid-point for the combined three surveys.

Short-Term Incentive Plan

The short-term incentive plan adopted in 2003 was revised for 2004 and again for 2005. For each year the Committee establishes performance targets which are based on the increase in net after-tax profit over the corresponding profit measurement in the prior year. For 2005 this measurement will be determined without deduction for equity based compensation expense because these charges will be implemented in mid-year 2005 and the rules for applying such charges remain uncertain. Individual target bonuses will continue to range from 25% to 45% of base compensation. Bonuses will continue to be subject to thresholds, targets and maximums similar to 2003 and 2004. Thus, no bonus will be earned unless the Company achieves a significant increase in net after-tax profit. Once the base amount is determined an individual multiplier may be applied. In 2004 the available range was 0.8 to 1.2, and in 2005 the available range will be 0.5 to 1.2. The purpose of the multiplier is to be able to make adjustments for variations in individual performances based on the subjective review of the Committee. After applying the multiplier, the maximum payout is 50% of base salary for each executive. At least 25% of the payment must be made in restricted stock.

Long-Term Equity Incentive Plan

The long-term equity incentive plan, which was first implemented in 2004 as part of the Committee’s study and overall revisions to executive compensation that commenced in 2003, consists of annual grants of restricted stock and stock options together with ownership retention requirements. The Committee in conjunction with its independent consultant, after a review of data compiled from the same three compensation studies described above for base salaries, determined that the annual equity grants should be set at multiples of base compensation ranging from 1.0 to 1.5 depending upon the executive position and experience and the subjective evaluations of the Committee. The long-term equity incentive plan calls for a 50/50 mix of restricted stock and stock options based on relative values of the two forms of equity compensation using Black-Scholes based valuation methods for the options and a conversion factor of .31 for the restricted stock portions. Executives are required to retain 75% of the net shares received through Company options exercises or restricted stock vesting, less an amount equal to the value of shares that would need to be sold to pay taxes due and the option exercise price. The ownership retention period for awards received in 2004 was phased in at 2 years and will be 4 years for awards granted at the beginning of 2005 and thereafter. The use of both stock options and restricted stock along with the new retention requirements aligns executive compensation very closely to the performance of the Company by providing an incentive for the executives to increase the value of its stock above present levels. The use of restricted stock aligns executive and shareholder interests regardless of the increase or decrease in the market value of the Company’s stock. The Board of Directors continues to encourage executives to achieve and retain significant direct ownership of Company stock.

CEO Compensation

The CEO’s base compensation of $500,000 for 2004 was set by an employment contract entered into in October 2001. Under the short-term incentive plan described above, a target bonus was established for the CEO of 45% of base compensation if net after-tax, pre-bonus earnings for the Company increased 40% or more above the same profit measure in the prior year subject to a maximum payment of 50% after application of the multiplier. The CEO’s bonus was subject to an individual performance multiple of 0.8 to 1.2 as determined by the

Committee and approved by all independent directors. Based on a 110% increase in net after-tax earnings in 2004, the CEO earned the maximum bonus of $250,000. The final determination of the CEO’s bonus was reviewed and approved by the Committee and the Board of Directors in executive session without participation by the CEO.

In December 2004 a new employment agreement was executed with the CEO which provides for annual base compensation of $535,000. The CEO’s participation in the short-term and long-term compensation plans will be the same as described above for other named executive officers, with his target incentive under the short-term incentive plan being set at 45% and his equity awards being set at a multiple of 1.5 times his base salary.

Other Information: Tax Law Limits on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code eliminates the Company’s ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes that it is generally in the Company’s best interests to comply with Section 162(m) and expects that most of the compensation paid to the named executives will either be under the $1 million limit, eligible for exclusion, such as stock options, or based on qualified performance objectives. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to named executive officers may not be deductible such as the restricted stock portion of the long-term equity incentive plan.

Members of the Compensation Committee

Thomas E. McChesney, Chair

Gates McKibbin

William W. Steele

Audit Committee Report*

The Audit Committee is comprised of three independent members of the Board of Directors. Members of the Audit Committee currently include Mr. Schafer, who chairs the committee, and Messrs. Sullivan and Grinstein. The Board of Directors has affirmatively determined that each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange, and is an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K.

The Audit Committee met eight times in 2004. Over the course of these meetings, the Audit Committee met with the Company’s chief executive officer, chief financial officer, other senior members of the finance department, the director of internal audit, the Company’s outside counsel and independent auditors. These meetings included private executive sessions between the Audit Committee and the Company’s independent auditors and director of internal audit, respectively. During its meetings, the Audit Committee reviewed and discussed, among other things:

•                  the status of and any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;

•                  the Company’s annual internal and external audit plans and the internal and external staffing resources available to carry out the Company’s audit plans;

*                                         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

•                  the Company’s significant accounting policies and judgmental accrual policies;

•                  the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•                  the impact of new accounting pronouncements;

•                  the impact of recent developments in corporate governance; and

•                  current tax matters affecting the Company.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2004. This discussion included, among other things:

•                  critical accounting policies and practices used in the preparation of the Company’s financial statements;

•                  significant items involving management’s estimates and judgments, including workers compensation reserves, allowances for doubtful accounts, and legal and regulatory contingencies;

•                  alternative treatments within GAAP of the Company’s annual financial information;

•                  the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;

•                  any significant audit adjustments proposed by the independent accountants and management’s response; and

•                  confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit.

In addition to the meetings discussed above, the Audit Committee or its chairman reviewed with management and the Company’s independent auditors the Company’s financial statements for each quarter of 2004 prior to the quarterly release of earnings.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent accountants the independent accountants’ independence.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee believes that PricewaterhouseCoopers LLP has been objective and impartial in conducting the 2004 audits.

In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States.

The Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Carl W. Schafer, Chair

Robert J. Sullivan

Keith Grinstein

Employment Agreements

On December 15, 2004, the Company entered into an executive employment agreement with Joseph P. Sambataro, Jr. whereby Mr. Sambataro will continue to serve as the Chief Executive Officer of the Company. The employment agreement is effective as of January 1, 2005, and continues through December 31, 2007, unless terminated earlier or extended in accordance with the terms of the employment agreement. The employment agreement provides for the payment to Mr. Sambataro of an annual base salary of $535,000.00. Mr. Sambataro is also entitled to receive bonuses and equity awards at the sole discretion of the Board of Directors commensurate with Mr. Sambataro’s performance and the overall performance of the Company. The employment agreement also provides that all unvested options, unvested restricted stock shares, and any and all other unvested executive incentive awards will vest in the event of termination by the Company without “cause” or termination by Mr. Sambataro for “good reason” including the completion of a CEO transition plan as approved by the Board of Directors. The employment agreement also contains customary confidentiality, non-competition, nonsolicitation and indemnification provisions.

In January 2001, the Company entered into an employment agreement with Steven C. Cooper, the Company’s Executive Vice President and Chief Financial Officer, which provides for initial annual compensation of $220,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Cooper’s performance and the overall performance of the Company. The agreement provides Mr. Cooper with options to purchase 250,000 shares of the Company’s common stock at its fair market value of $3.25 at date of grant. Under this agreement, 62,500 options vest annually from January 2002 through January 2005. The agreement expires January 8, 2006.

In May 2001, the Company entered into an employment agreement with Timothy J. Adams, the Company’s Vice President and General Counsel, which provides for initial annual compensation of $220,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, at the discretion of the Compensation Committee, based on Mr. Adams’s performance and the overall performance of the Company. The agreement provides Mr. Adams with options to purchase 250,000 shares of the Company’s common stock at its fair market value of $3.74 at date of grant. Under this agreement, 62,500 options vest annually from May 2002 through May 2005. The agreement expires May 28, 2006.

Certain Relationships and Related Transactions

On June 9, 2003 our then Chief Operating Officer Matthew J. Rodgers left the Company. On October 9, 2003, we entered into a Separation Agreement with Mr. Rodgers pursuant to which we agreed to pay Mr. Rodgers severance payments of $25,000 per month from July 6, 2003 until February 21, 2006 and Mr. Rodgers agreed to waive any claims with respect to his employment with us and to abide by certain covenants against competition.

Performance Graph

The following graph depicts the Company’s stock price performance from December 31, 1999 through December 31, 2004, relative to the performance of the Dow Jones Composite, and a peer group of companies in the temporary labor industry. All indices shown in the graph have been reset to a base of 100 as of December 31, 1999, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The lines represent calendar year end index levels; if the Company’s calendar year ended on a Sunday, the preceding trading day was used.

*                                         Peer group includes Kelly Services, Inc., Manpower, Inc., Remedytemp, Inc., Spherion Corp. and Adecco SA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s officers and directors and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it or representations from certain reporting persons, the Company believes that during 2004 all applicable Section 16(a) filing requirements were met, except as follows: Upon his initial appointment to the Board, Director Keith Grinstein filed a Form 4 on November 22, 2004 that was five days late.

PROPOSALS OF SHAREHOLDERS

The Company anticipates that the 2006 Annual Meeting will be held no later than June 2006. Accordingly, a shareholder proposal to be presented at the Company’s 2006 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must be received by the Company at its executive offices at P.O. Box 2910, Tacoma, WA 98401, no later than December 13, 2005. Please send the proposal to the attention of the Company’s Corporate Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless (a) specifically described in the Company’s proxy statement relating to such meeting, (b) such proposal has been submitted in writing to the Secretary at the above address on or before December 13, 2005, and (c) such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

We do not intend to bring any other business before the meeting, and so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

FORM 10-K REPORT AVAILABLE

A copy of the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, Labor Ready, Inc., P.O. Box 2910, Tacoma, WA 98401; telephone: (253) 383-9101.

LABOR READY, INC.
By Order of the Board of Directors

Timothy J. Adams
Secretary

/s/ Timothy J. Adams

Tacoma, Washington
April 11, 2005

APPENDIX A

LABOR READY, INC.

2005 LONG-TERM EQUITY INCENTIVE PLAN

1.                                      Purposes of the Plan.  The purposes of this Plan are to further the growth, development and financial success of the Company by attracting and retaining the most talented Employees, Consultants and Directors available, and by aligning the long-term interests of Employees, Consultants and Directors with those of the shareholders by providing an opportunity to acquire an ownership interest in the Company and by providing both performance rewards and long term incentives for future contributions to the success of the Company.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

This Plan will serve as a framework for the Committee to establish sub-plans or procedures governing the grants to Employees, Directors, Consultants and Employees working for the Company outside of the United States. The awards granted under the Former Plans shall continue to be administered under the Former Plans until such time as those options are exercised, expire or become unexercisable for any reason.

2.                                      Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, and SARs.

(b)                                 “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c)                                  “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)                                 “Board” shall mean the Board of Directors of the Company.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” shall mean the Compensation Committee appointed by the Board, which at all times shall consist of two (2) or more members of the Board, each of whom must qualify as an Independent Director.

(g)                                 “Common Stock” shall mean the common stock of the Company, no par value per share.

(h)                                 “Company” shall mean Labor Ready, Inc., a Washington corporation and any successor thereto.

(i)                                     “Consultant” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(j)                                     “Continuous Status as a Participant” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, the absence of any interruption or termination of service as a Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person’s Award Agreement. Continuous Status as a Participant shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company which has been authorized in writing by a vice president of the Company prior to its commencement.

(k)                                  “Director” shall mean a member of the Board.

(l)                                     “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall mean a “permanent and total disability” as the term is defined for purposes of Section 22(e)(3) of the Code.

(m)                               “Effective Date” shall mean the date on which the Company’s shareholders have approved this Plan in accordance with applicable NYSE rules.

(n)                                 “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U. S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(o)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)                                 “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(q)                                 “Fair Market Value” shall mean the closing price per share of the Common Stock on the NYSE as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NYSE shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system.

(r)                                    “FAS 123” shall mean Statement of Financial Accounting Standard 123, “Accounting for Stock-based Compensation,” as promulgated by the Financial Accounting Standards Board.

(s)                                  “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

(t)                                    “Former Plans” shall mean collectively the 1996 Labor Ready Employee Stock Option and Incentive Plan and the Labor Ready, Inc. 2000 Stock Option Plan.

(u)                                 “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)                                 “Independent Director” shall mean a Director who: (1) meets the independence requirements of the NYSE, or if the NYSE shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

(w)                               “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

(x)                                   “NYSE” shall mean the New York Stock Exchange.

(y)                                 “Non-Employee Director” shall mean a Director who is not an Employee.

(z)                                   “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa)                            “Option” shall mean a stock option granted pursuant to Section 7 of the Plan.

(bb)                          “Option Price” shall mean the per share purchase price of a Share purchased pursuant to an Option.

(cc)                            “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)                          “Participant” shall mean an Employee, Director or Consultant.

(ee)                            “Performance Criteria” shall have the meaning set forth in Section 8(c).

(ff)                                “Plan” shall mean this Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan, including any amendments thereto.

(gg)                          “Reprice” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(hh)                          “Restricted Stock” shall mean a grant of Shares pursuant to Section 8 of the Plan.

(ii)                                  “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 8 of the Plan.

(jj)                                  “SAR” shall mean a stock appreciation right awarded pursuant to Section 9 of the Plan.

(kk)                            “SEC” shall mean the Securities and Exchange Commission.

(ll)                                  “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 4 of the Plan.

(mm)                      “Stand-Alone SARs” shall have the meaning set forth in Section 9(c) of the Plan.

(nn)                          “Subcommittee” shall have the meaning set forth in Section 5(d).

(oo)                          “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(pp)                          “Tandem SARs” shall have the meaning set forth in Section 9(a) of the Plan.

(qq)                          “Ten Percent Shareholder” shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.                                      Shares Subject to the Plan.

(a)                                  Reservation of Shares.  The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the option award granted has been forfeited under the Former Plans, and an additional Four Million Six Hundred Fifty Thousand (4,650,000) Shares of Common Stock. Subject to the provisions of Section 4, the maximum aggregate number of Shares which may be awarded and delivered under the Plan shall not exceed Five Million Five Hundred Thousand (5,500,000) Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares), and the maximum number which may be granted as Incentive Stock Options under the Plan shall not exceed Four Million (4,000,000) shares. The aggregate number of Shares available for issuance under the Plan will be reduced by 1.5

Shares for each Share delivered in settlement of any award of Restricted Stock, Restricted Stock Unit, or SAR and one Share for each Share delivered in settlement of an Option. The number of Shares underlying an Award not issued as a result of any of the following actions shall again be available for issuance under the Plan: (i) a payout of a Non-Tandem SAR, or a performance-based Restricted Stock Unit in the form of cash; or (ii) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plans on the date of shareholder approval of the Plan that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plans, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

(b)                                 Substitutions and Assumptions.  The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3(a) may be increased by a corresponding number of Awards assumed and, in the case of substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

(c)                                  Securities Law Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

4.                                      Adjustments to Shares Subject to the Plan.  If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 4, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. The Committee in its discretion may provide holders of Restricted Stock or Restricted Stock Units a dividend equivalent right with respect to the Shares the Participant shall be entitled to receive or purchase. For purposes of this Section 4, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

5.                                      Plan Administration.

(a)                                  Authority.  The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be consistent with the provisions set forth in the Committee’s charter, as such charter may be amended from time to time.

(b)                                 Powers of the Committee.  Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and SARs to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price (subject to Section 7(b)), and to modify or amend each Award, with the consent of the Participant when required;

to determine the Participants to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;

to construe and interpret the Plan, the Awards granted hereunder, and any Award Agreement;

to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

to establish subplans, procedures or guidelines for the grant of Awards to Employees, Directors and Consultants;

to authorize the cancellation, forfeiture or suspension of an Award; and

to make all other determinations deemed necessary or advisable for the administration of the Plan;

Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 4.

(c)                                  Effect of Committee’s Decision.  All decisions, determinations, and interpretations of the Committee shall be final, conclusive and binding on all Participants, the Company, any shareholder and all other persons.

(d)                                 Delegation and Administration.  Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate to one or more subcommittees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”) the administration of the Plan, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

6.                                      General Eligibility.

(a)                                  Awards.  Awards may be granted to Participants who are Employees, Directors or Consultants, provided however that Incentive Stock Options may only be granted to Employees.

(b)                                 Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 1 million shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

(c)                                  No Employment/Service Rights.  Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause (as such term is defined in a Company subplan or an Award Agreement, as applicable).

7.                                      Grant, Terms and Conditions of Options.

(a)                                  Designation.  Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding the foregoing, if an Option is not designated as an Incentive Stock Option, such Option will be deemed to be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted.

(b)                                 Option Price.  The per Share exercise price under an Incentive Stock Option (i) granted to a Ten Percent Shareholder, shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (ii) granted to any other Participant, shall be no less than 100% of the Fair Market Value per Share on the date of grant. The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant.

(c)                                  Term of Options.  The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant. The term of all Nonqualified Options shall be seven (7) years unless otherwise provided by the Committee in its discretion.

(d)                                 Vesting.  To the extent Options vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such Options shall cease to vest upon a Participant’s Disability or termination of such Participant’s Continuous Status as a Participant (other than upon a Participant’s death), and (ii) such Options shall immediately vest in full upon a Participant’s death.

(e)                                  Substitution of SARs for Options.  Notwithstanding the foregoing, if the Company is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor or other standard), the Committee shall have the sole discretion to substitute without receiving Participants’ permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the exercise price of the Options.

(f)                                    Exercise.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as shall be permissible under the terms of the Plan. No fractional Shares may be issued or delivered pursuant to the Plan or any Award.

8.                                      Grant, Terms and Conditions of Stock Awards.

(a)                                  Designation.  Restricted Stock or Restricted Stock Units may be granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 4. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 10(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

(b)                                 Restrictions.  Subject to Section 8(c), the Committee may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.

(c)                                  Performance Criteria.  Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) cash flow; (ii) earnings per share; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) revenue growth; (xi) earnings growth; (xii) operating income; (xiii) operating profit; (xiv) profit margin; (xv) return on operating revenue; (xvi) return on invested capital; (xvii) market price; (xviii) brand recognition; (xix) customer satisfaction; (xx) operating efficiency; or (xxi) productivity. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

(d)                                 Vesting.  Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or the termination of Restricted Stock Units upon cessation of a Participant’s Continuous Status as a Participant, and the Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death. To the extent that the Participant purchased the Shares granted under any such Restricted Stock award and any such Shares remain non-vested at the time of cessation of a Participant’s Continuous Status as a Participant, the cessation of Participant’s Continuous Status as a Participant shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant. Non-vested Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death.

9.                                      Grant, Terms and Conditions of SARs.

(a)                                  Grants.  The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights consisting of SARs with underlying Options (“Tandem SARs”) and stand-alone stock appreciation rights consisting of SARs not tied to underlying Options (“Stand-Alone SARs”). The term of a SAR shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

(b)                                 Tandem SARs.

(i)                                     Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

(ii)                                  No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 9(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(iii)                               If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

(c)                                  Stand-Alone SARs.

(i)                                     A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 7 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii)                                  The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii)                               The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

10.                               Procedure for Exercise; Rights as a Shareholder.

(a)                                  Procedure.  An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under the terms of this Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 7(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 4 of the Plan.

(b)                                 Method of Payment.  The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including a method of payment, shall be determined by the Committee at the time of settlement, and which forms may include: (i) check; (ii) wire transfer; (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time; and (iv) a request that the Company or a designated brokerage firm conduct a cashless exercise of the Option. Shares used to pay the Option Price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate Option Price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c)                                  Withholding Obligations.  To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option. Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award (provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law) or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d)                                 Shareholder Rights.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e)                                  Non-Transferability of Awards.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

11.                               Expiration of Awards.

(a)                                  Expiration, Termination or Forfeiture of Awards.  Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i)                                     ninety (90) days after the date of termination of a Participant’s Continuous Status as a Participant other than in circumstances covered by (ii), (iii), (iv) or (v) below;

(ii)                                  immediately upon termination of a Participant’s Continuous Status as a Participant for cause (as defined in a Company subplan or Award Agreement, as applicable);

(iii)                               twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability; and

(iv)                              twelve (12) months after the date of the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of his or her death.

(b)                                 Extension of Term.  Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Options or SARs other than an Incentive Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Award would have expired or been forfeited if there had been no termination of the Employee’s Continuous Status as a Participant).

12.                               Term, Amendment and Termination of the Plan.

(a)                                  Term of Plan.  The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under this Section 12 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 12(a).

(b)                                 Amendment and Termination.  The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of the NYSE or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

(c)                                  Participants in Foreign Countries.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(d)                                 Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

(e)                                  Shareholder Approval.  The Plan is subject to approval by the shareholders of the Company in accordance with applicable NYSE rules.

Proxy - LABOR READY, INC.
FOR ANNUAL MEETING OF THE SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert J. Sullivan and Timothy J. Adams (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 18, 2005, at 1015 A Street, Tacoma, Washington, and at any adjoumment thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND/OR FOR APPROVAL OF THE LABOR READY, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up
LABOR READY, INC.		until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy
C/O COMPUTERSHARE		card in hand when you access the web site and follow the instructions to obtain your records and
350 INDIANA STREET		to create an electronic voting instruction form.
SUITE 350
GOLDEN, CO 80401		ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
	1 OF 2 24 35	If you would like to reduce the costs incurred by Labor Ready, Inc. in mailing proxy materials,
IMPORTANT NOTICE REGARDING DELIVERY		you can consent to receiving all future proxy statements, proxy cards and annual reports
OF SECURITY HOLDER DOCUMENTS (HH)		electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the
AUTO DATA PROCESSING		instructions above to vote using the Internet and, when prompted, indicate that you agree to
INVESTOR COMM SERVICES		receive or access shareholder communications electronically in future years.
ATTENTION:
TEST PRINT		VOTE BY PHONE - 1-800-690-6903
51 MERCEDES WAY		Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern
EDGEWOOD, NY		Time the day before the cut-off date or meeting date. Have your proxy card in hand when you
11717		call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Labor Ready, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

		123,456,789,012.00000
		000000000000
	A/C	1234567890123456789

	PAGE	1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	LABOR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LABOR READY, INC.
A	Election of Directors	02	0000000000	215063175631
1.	The Board of Directors recommends a vote FOR the
listed nominees.	For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01) Robert J. Sullivan	05) Gates McKibbin	All	All	Except
02) Joseph P. Sambataro, Jr.	06) William W. Steele	☐	☐	☐
03) Thomas E. McChesney	07) Keith Grinstein
04) Carl W. Schafer

B	Issues	For	Against	Abstain
The Board of Directors recommends a vote FOR the following proposals.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public	☐	☐	☐
accounting firm for the fiscal year ending December 30, 2005.

3.	Approval of Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan.

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Authorized Signatures - Sign Below- This section must be completed for your instructions to be executed.

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

For address changes, please check this box and write them on the	☐	AUTO DATA PROCESSING
back where indicated	INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
Yes	No	51 MERCEDES WAY
HOUSEHOLDING ELECTION - Please indicate if you	EDGEWOOD, NY
consent to receive certain future investor	11717
communications in a single package per household	☐	☐

123,456,789,012
505401208
Signature [PLEASE SIGN WITHIN BOX	Date	P13841	Signature (Joint Owners)	Date	35